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                                                                      Exhibit 99

                         ADVANCED GLASSFIBER YARNS LLC
            (formerly Glass Yarns and Specialty Materials Business)

                    Reconciliation of Net Income to EBITDA

                            (dollars in thousands)

                                           The Predecessor Business                           Consolidated Company
                                    --------------------------------------   --------------------------------------------
                                           Year                Nine Months     Three Months        Year          Year
                                          Ended                   Ended           Ended           Ended         Ended
                                       December 31,            September 30,   December 31,    December 31,  December 31,
                                   ---------------------       ------------   -------------    ------------  -----------

                                     1996         1997             1998           1998            1999          2000
                                     ----         ----             ----           ----            ----          ----
Net income                         $ 50,243   $   50,326     $     43,009   $      4,275      $     1,990     $   12,093
Depreciation and amortization(1)      8,233        8,305            6,394          5,601           23,987         25,993

Non-recurring, start-up  cost             -            -            2,034          2,345            3,282              -
Interest                                  -            -                -          9,113           36,824         35,449
Taxes                                33,051       32,540           16,226              -              190             93
Extraordinary loss                        -            -                -              -            3,616              -
                                   --------   ----------     ------------   ------------      -----------     ----------
 Adjusted EBITDA                   $ 91,527   $   91,171     $     67,663   $     21,334      $    69,889     $   73,628
                                   ========   ==========     ============   ============      ===========     ==========


(1) Excluding depreciation and amortization recorded in interest expense.